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                                                                    Exhibit 10.1
                                                                    ------------

                       CHANGE IN CONTROL AGREEMENT
                       ---------------------------




     CHANGE IN CONTROL AGREEMENT (this "Agreement") dated as of June __, 1998 by and between MATERIAL SCIENCES CORPORATION, a Delaware corporation (the "Company"), and ________________ ("Employee") (capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Section 9 hereof).


                             W I T N E S S E T H:
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     WHEREAS, in order to induce Employee to continue employment with, and remain in the employment of the Company, the Company and Employee desire to enter into this Agreement to provide Employee with appropriate compensation in the event of a Change in Control.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

     1. Term of Agreement. The term of this Agreement shall commence on the date hereof and shall terminate on the third anniversary of the date hereof; provided; however, that this Agreement shall automatically renew for successive one year terms unless either party delivers written notice to the other party at least 90 days in advance of the expiration of the initial term or the applicable renewal term, as the case may be, to the effect that such party desires to terminate this Agreement as of the last day of the initial term or applicable renewal term, as the case may be. The Company shall not terminate Employee's employment by the Company in connection with or in anticipation of a Change in Control.

     2.   Post Change in Control Employment.

          (a) Commencement of Employment Period. The Company hereby employs Employee, and Employee hereby accepts such employment, effective upon the occurrence of a Change in Control (the "Effective Date"), upon the terms and conditions hereinafter set forth.

          (b) Termination of Employment Period. The term of employment under this Agreement shall terminate upon the earliest to occur of the following events (the date of such event being referred to as the "Termination Date," except as more particularly defined in Section 9 or 4(e)):

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                    (i)   Employee's death;

                    (ii) the Company's termination of Employee's employment by the Company as a result of Employee's Disability;

                    (iii) the Company's termination of Employee's employment by the Company for Cause or without Cause;

                    (iv) Employee's termination of Employee's employment by the Company for Good Reason or without Good Reason; and

                    (v) the date specified in Section 2(b)(v) of attached Schedule A (the period commencing on the Effective Date and ending on such date is referred to as the "Subject Period"); provided, however, that such period of employment may be extended by written agreement of the parties (it being understood that if no such written agreement is entered into and Employee remains employed by the Company after the completion of the Subject Period, such employment shall be "at-will" unless different terms are established in writing).

          (c) Notice of Termination. Any purported termination of Employee's employment by the Company or by Employee shall be communicated to the other party hereto by a written notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

          (d) Compensation During Employment Period. During the Employment Period, Employee shall be entitled to the following compensation:

                    (i) The Company shall pay to Employee a monthly base salary in an amount which is at least equal to Employee's highest base monthly salary in effect during the 12-month period immediately preceding the Effective Date.

                    (ii) The Company shall pay to Employee an annual cash bonus (the "Required Bonus"), payable within 45 days after each anniversary of the Effective Date, in an amount which is at least equal to the greater of
     (A) the highest annual bonus paid to Employee in respect of any of the three fiscal years of the Company ended immediately preceding the Effective Date or (B) the bonus which would otherwise be required to be paid to Employee under the EVA Plan for the applicable period.

                    (iii) The Company shall continue to provide all employee benefit programs and fringe benefits, including ,without limitation, incentive, savings, bonus, welfare benefit, reimbursement and retirement plans and the provision of Company automobile or allowance, and permit Employee to participate therein at rates of participation and on terms and

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     conditions which are at least equal to the most favorable rates of participation and terms and conditions available to Employee at any time during the 120-day period immediately preceding the Effective Date.

                    (iv) All cash compensation payable pursuant to this Section shall be subject to all withholding and deductions required by applicable law.

     3.   Compensation Upon Termination of Employment Period.

          (a) Death. If Employee's employment by the Company is terminated as a result of the occurrence of Employee's death pursuant to Section 2(b)(i), the Company shall pay to Employee's estate the compensation and other benefits, including the bonus described in Section 2(d)(ii) pro-rated for partial years of service, unpaid deferred compensation and vacation pay, expressly provided under this Agreement through the Termination Date, as well as any death benefits available under any Company plan or policy.

          (b) Disability. If Employee's employment by the Company is terminated by the Company as a result of the occurrence of Employee's Disability pursuant to Section 2(b)(ii), the Company shall pay to Employee the compensation and other benefits, including the bonus described in Section 2(d)(ii) pro-rated for partial years of service, unpaid deferred compensation and vacation pay, expressly provided under this Agreement through the Termination Date, as well as any disability benefits available under any Company plan or policy.

          (c) Termination for Cause. If Employee's employment by the Company is terminated by the Company for Cause pursuant to Section 2(b)(iii), the Company shall pay to Employee the compensation and other benefits, including unpaid deferred compensation and vacation pay (but excluding the bonus described in Section 2(d)(ii)), expressly provided under this Agreement through the Termination Date.

          (d) Termination without Cause. If Employee's employment by the Company is terminated by the Company without Cause pursuant to Section 2(b)(iii), the Company shall pay to Employee (i) the compensation and other benefits, including unpaid deferred compensation and vacation pay (but excluding the bonus described in Section 2(d)(ii)), expressly provided under this Agreement through the Termination Date and (ii) a lump sum cash payment (the "Severance Payment") equal to the sum of:

                    (A) the product of (I) the number set forth in Section 3(d)(ii)(A) of attached Schedule A multiplied by (II) the sum (y) Employee's annual base salary in effect at the Termination Date and (z) the Highest Annual Bonus (as hereinafter defined);

                    (B) an amount (the "Highest Annual Bonus") equal to the greater of (I) the Required Bonus or (II) the annual bonus received by Employee during the most recent

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     fiscal year of the Company, in each case prorated to reflect the partial year for which Employee was employed by the Company from and after the most recent anniversary of the Effective Date;

                    (C) the product of (I) the number set forth in Section 3(d)(ii)(A) of attached Schedule A multiplied by (II) the amount the Company would have been required to contribute on behalf of Employee under its defined contribution plans had Employee remained employed by the Company in the same status after the Termination Date for one full year; and

                    (D) the full amount of the bonus "banked" by the Company in respect of Employee under the EVA Plan (notwithstanding anything to the contrary contained in the EVA Plan).

     In addition, (i) the Company, at its expense, shall continue to provide Employee with all employee benefit programs (other than welfare benefit programs) and fringe benefits specified in Section 2(d)(iii) for the duration of the Subject Period, or until Employee's death, whichever is the shorter period;
(ii) the Company, at its expense (not to exceed the amount set forth in Section 3(d) of attached Schedule A), shall provide Employee with outplacement services; and (iii) all stock options, shares of restricted stock and other stock or stock based awards granted by the Company to Employee shall become fully vested, notwithstanding the terms and conditions thereof or any plans pursuant to which such grants or awards were made (the provisions of this paragraph are referred to as the "Other Severance Benefits").

          (e)  Termination by Employee.

                    (i) Except as set forth in Section 3(e)(ii), if Employee's employment by the Company is terminated by Employee without Good Reason pursuant to Section 2(b)(iv), the Company shall pay to Employee the compensation and other benefits, including unpaid deferred compensation and vacation pay (but excluding the bonus described in Section 2(d)(ii)), expressly provided under this Agreement through the Termination Date.

                    (ii) If Employee's employment by the Company is terminated by Employee (A) without Good Reason within 30 days after the first year anniversary of the Effective Date pursuant to Section 2(b)(iv) or (B) for Good Reason at any time from and after the Effective Date, the Company shall pay to Employee (I) the compensation and other benefits, including unpaid deferred compensation and vacation pay (but excluding the bonus described in Section 2(d)(ii)), expressly provided under this Agreement through the Termination Date and (II) a lump sum cash payment equal to the Severance Payment. In addition, Employee shall be entitled to the Other Severance Benefits.

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     4.   Additional Understandings.

          (a) Timing of Certain Payments. The payments provided for in Section 3 shall be made not later than the 30th day following the Termination Date.

          (b) Retirement Benefits. In addition to all other amounts payable to Employee under Section 3, following the termination of Employee's employment by the Company, Employee shall be entitled to receive all benefits payable to Employee under any plan or agreement relating to retirement benefits.

          (c) No Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in
Section 3 be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Employee to the Company or otherwise.

          (d) Excise Tax Gross-Up.

                    (i) In the event that Employee becomes entitled to the payments and benefits provided under Section 3 above and/or any other payments or benefits in connection with a change in control or termination of Employee's employment with the Company (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change in control or any person affiliated with the Company or such person) (collectively, the "Payments"), if any of the Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code, then (A) if the aggregate amount of the Payments is equal to or greater than 330% of the "base amount" as defined in Section 280G(b)(3) of the Code, then the Company shall pay to Employee, at least 30 days prior to the time payment of any such Excise Tax is due, an additional amount (the "Gross-Up Payment") such that the net amount retained by Employee, after deduction of any Excise Tax and any federal and state and local income tax imposed on the Gross-Up Payment, shall be equal to the Excise Tax imposed on the Payments; and (B) if the aggregate amount of the Payments is less than 330% of the "base amount," then the aggregate present value of the payments made pursuant to the terms of this Agreement alone without taking into account payments made pursuant to any other agreements between the Company and Employee shall be reduced so that the Payment equals 299.99% of the "base amount" (it being understood that in no event shall the amount of the payment made pursuant to the terms of this Agreement be less than $0).

                    (ii) For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax, (A) the Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(l) of the

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     Code shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to Employee, the Payments (in whole or in part) do not constitute parachute payments or excess parachute payments or are otherwise not subject to the Excise Tax, (B) the amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (y) the total amount of the Payments or (z) the amount of excess parachute payments within the meaning of Section 280G(b)(l) (after applying clause (A) above), and (C) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d)(3) and (4) of the Code.

                    (iii) For purposes of determining the amount of the Gross-Up Payment, Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Employee's residence on the Termination Date, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                    (iv) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Employee's employment, Employee shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by Employee if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of Employee's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

          (e) Company Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled to hereunder if Employee terminated Employee's employment by the Company for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used in this Agreement, "Company" shall

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mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (f) No Contract of Employment. This Agreement shall not be construed as creating an express or implied contract of employment and, subject to Section 1 and except as otherwise agreed in writing between the Company and Employee, Employee shall not have any right to be retained in the employ of the Company.

     5.   Confidential Information and Ownership of Property.

          (a) Confidential Information. Employee agrees to use all Confidential Information solely in connection with the performance of services for or on behalf of the Company. Employee shall not, during the term of this Agreement, or at any time after the termination of this Agreement, in any manner, either directly or indirectly, (i) disseminate, disclose, use or communicate any Confidential Information to any person or entity, regardless of whether such Confidential Information is considered to be confidential by third parties, or
(ii) otherwise directly or indirectly misuse any Confidential Information; provided, however, that (y) none of the provisions of this Section shall apply to disclosures made for valid business purposes of the Company or (z) that Employee shall not be obligated to treat as confidential any Confidential Information that (I) was publicly known at the time of disclosure to Employee;
(II) becomes publicly known or available thereafter other than by means in violation of this Agreement or any other duty owed to the Company or any of its Affiliates by any person or entity; or (III) is lawfully disclosed to Employee by a third party. Notwithstanding the foregoing, Employee shall be permitted to disclose Confidential Information to the extent required to enforce Employee's rights hereunder in any litigation arising under, or pertaining to, this Agreement provided that Employee shall give prior written notice to the Company of any such disclosure so that the Company may have an opportunity to protect the confidentiality of such Confidential Information in such litigation.

          (b) Ownership of Property. Employee agrees that all works of authorship developed, authored, written, created or contributed to during the term of this Agreement for the benefit of the Company, whether solely or jointly with others, shall be considered works-made-for hire. Employee agrees that such works shall be the sole and exclusive property of the Company (or its appropriate Affiliate) and that all right, title and interest therein or thereto, including all intellectual property rights existing or obtained in connection therewith, shall likewise be the sole and exclusive property of the Company (or its appropriate Affiliate). Employee agrees further that, in the event that any work is not considered to be work-made-for-hire by operation of law, Employee will immediately, and without further compensation, assign all of Employee's right, title and interest therein to the Company (or its designated Affiliate), its successors and assigns. At the request and expense of the Company, Employee agrees to perform in a timely manner such further acts as may be necessary or desirable to transfer, defend or perfect the Company's ownership of such work and all rights incident thereto.

     6. Covenant Not to Compete. Employee covenants and agrees that Employee shall not, during the term of Employee's employment by the Company or any Affiliate thereof and for the Non-

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Compete Period, directly or indirectly own an interest in, operate, join, control, advise, work for, consult to, have a financial interest which provides any control of, or participate in any corporation, partnership, proprietorship, firm, association, person, or other entity producing, designing, providing, soliciting orders for, selling, distributing, consulting to, or marketing or re-marketing products, goods, equipment, or services competitive with or in substantially the same line of business as the Company or any Affiliate thereof, or any part thereof, as of the commencement of the Non-Compete Period. This prohibition applies in the territory specified in Section 6 of attached Schedule
A. This covenant does not prohibit (i) the mere ownership of less than three percent (3%) of the outstanding stock of any publicly-traded corporation as long as Employee is not otherwise in violation of this Agreement./1/

     7. Covenant Against Solicitation of Employees. During the term of Employee's employment by the Company and for the Non-Compete Period, Employee shall not employ employees or agents or former employees or agents of the Company or its Affiliates or, directly or indirectly, solicit or otherwise encourage the employment of employees or agents or former employees or agents of the Company or its Affiliates; provided, however, that this restriction shall not apply to former employees or agents (y) who, as of the date of termination of Employee's employment by the Company, have not worked for any of the Company or its Affiliates during the twelve preceding months or (z) whose employment by the Company or any Affiliate thereof was terminated by the Company.

     8.   Remedies.

          (a) Employee Acknowledgments. Employee acknowledges (i) that the covenants contained in Sections 5, 6 and 7, including, without limitation, the time and geographic limits (collectively, the "Restrictive Covenants"), are reasonable and appropriate and that Employee will not any claim to the contrary in any action brought by the Company or its Affiliates to enforce any of such provisions and (ii) that should Employee violate any of the Restrictive Covenants, it will be difficult to determine the resulting damages to the Company and its Affiliates and, in addition to any other remedies the Company and its Affiliates may have, (A) the Company and its Affiliates shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damage; and (B) the Company shall have the right to offset against its obligation to make any payments to Employee under this Agreement or otherwise to the extent of any money damages incurred or suffered by the Company and its Affiliates. The Company may elect to seek one or more of these remedies at its sole discretion on a case by case basis. Failure to seek any or all remedies in one case shall not restrict the Company from seeking any remedies in another situation. Such action by the Company shall not constitute a waiver of any of its rights.

          (b) Intent. It is the parties' intent that each of the Restrictive Covenants be read and interpreted with every reasonable inference given to its enforceability. However, it is also the parties'

-------------------
/1/ The scope of this paragraph 6 varies based on the geographic location of the Employee and the particular line of business in which the Employee is employed.

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intent that if any term, provision or condition of the Restrictive Covenants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Finally, it is also the parties' intent that if a court should determine any of the Restrictive Covenants are unenforceable because of over-breadth, then the court shall modify said covenant so as to make it reasonable and enforceable under the prevailing circumstances.

          (c) Tolling. In the event of any breach by Employee of any Restrictive Covenant, the running of the period of restriction shall be automatically tolled and suspended for the duration of such breach, and shall automatically recommence when such breach is remedied in order that the Company shall receive the full benefit of Employee's compliance with each of the Restrictive Covenants.

          (d) Independent Enforcement. Employee agrees that the Restrictive Covenants shall be enforced independently of any other obligations between the Company, on the one hand, and Employee, on the other, and that the existence of any other claim or defense shall not affect the enforceability of the Restrictive Covenants or the remedies provided herein. The Restrictive Covenants shall be in addition to and shall not replace any other restrictive covenant agreement that Employee may currently have (or hereafter enter into) with the Company or any of its Affiliates.

          (e) Survival. The provisions of this Section 8 shall survive the termination of this Agreement.

     9. Certain Defined Terms. For purposes of this Agreement the following terms and phrases shall have the following meanings:

     "Affiliate" means any person or entity who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a specified person or entity (the term "control" for these purposes meaning the ability, whether by ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to act as or select the managing or general partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an entity).

     "Cause", with respect to the termination of Employee's employment by the Company, means (i) the willful and continued refusal by Employee to perform a lawful and reasonable order, direction or instruction of the Board of Directors within a reasonable period of time after a written demand for substantial performance is delivered to Employee by the Board of Directors which demand specifically identifies the manner in which the Board believes that Employee has not substantially performed such an order, direction or instruction; or (ii) the willful misconduct by Employee in the performance of Employee's duties to the Company or the willful engaging by Employee in conduct which, in either case, is illegal or materially injurious to the Company. For purposes of this definition, no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee

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not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company. In addition, notwithstanding the foregoing, Employee's employment by the Company shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors, Employee was guilty of conduct set forth above in clauses (i) or (ii) of the first sentence of this definition and specifying the particulars thereof in detail.

     "Change in Control" means the occurrence of any one of the following events:

                    (i) there is an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

                    (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i) or (iii) of this definition) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                    (iii) the stockholders of the Company approve (A) a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or through the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means all software, trade secrets, work products created by Employee for the Company or any of its Affiliates, know-how, ideas, techniques, theories, discoveries, formulas, plans, charts, designs, drawings, lists of current or prospective clients, business plans and proposals, current or prospective business opportunities, financial records, research and development,

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marketing strategies and programs and reports and other proprietary information created or obtained by Employee for the benefit of the Company or any of its Affiliates during the course of employment by the Company.

     "Disability" means the inability of Employee to perform substantially all Employee's duties and responsibilities to the Company by reason of a physical or mental illness or infirmity for either (i) a continuous period of six months or
(ii) 180 days during any consecutive twelve-month period.

     "Employment Period" means the date commencing on the Effective Date and terminating on the Termination Date.

     "EVA Plan" means the Economic Value Added Improvement Incentive Plan adopted by the Company, as the same may be amended, modified, supplemented or restated from time to time (including any successor thereto or replacement therefor).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Good Reason" means the occurrence, without the express written consent of Employee, of any one of the following events, unless such circumstances are fully corrected prior to the Termination Date specified in the applicable notice of termination delivered pursuant to Section 2(b):

                    (i) the assignment to Employee of any duties inconsistent with Employee's position and status with the Company as set forth on attached Schedule A or a substantial adverse alteration in the nature or status of Employee's employment responsibilities from those in existence on the date hereof;

                    (ii) the relocation of Employee's office or job location to a location not within thirty-five miles of Employee's present office or job location, except for required travel on the Company's business to an extent substantially consistent with Employee's present business travel obligations;

                    (iii) the failure by the Company to pay to Employee any portion of the compensation required hereunder or under any compensation plan or program of the Company, within ten business days of the date such compensation is due;

                    (iv) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 4(e) hereof; or

                    (v) any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 2.

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     "Non-Compete Period" means the period commencing on the date upon which
Employee ceases to be employed by the Company or any Affiliate thereof and terminating as specified on Section 9 of attached Schedule A thereafter.

     "Termination Date" means

                    (i) if Employee's employment is terminated for Disability, 30 days after Notice of Termination is given (provided that Employee shall not have returned to the full-time performance of Employee's duties during such 30 day period); and

                    (ii) if Employee's employment is terminated pursuant to
     Section 2(b) for any other reason (other than death or Disability), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than 30 days, and in the case of a termination for Good Reason shall not be less than 15 nor more than 60 days, respectively, from the date such Notice of Termination is given);

provided; however, that if prior to the Termination Date (as determined without regard to this provision), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided; further, however, that the Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. During the pendency of any such dispute, the Company will continue to pay Employee's full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this definition. Amounts paid under this paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

     10.  Miscellaneous.

          (a) Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

          (b) Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

          (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          (d) Forum Selection and Consent to Jurisdiction. EACH OF THE COMPANY AND EMPLOYEE AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT BETWEEN OR AMONG SUCH PARTIES, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS LOCATED IN COOK COUNTY, ILLINOIS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. EACH OF THE COMPANY AND EMPLOYEE HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS LOCATED IN COOK COUNTY, ILLINOIS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. EACH OF THE COMPANY AND EMPLOYEE HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) Interpretation. The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

          (g) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment of any rights or obligations shall be made by any party without the written consent of each other party.

          (h) No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective affiliates, directors, officers, employees, agents, heirs and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

          (i) Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

          (j) Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

          (k) Entire Understanding. This Agreement, together with attached Schedule A, sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties; provided, however, that any agreements and understandings between the Company and Employee relating to employment and severance shall continue in full force and effect until the occurrence of a Change in Control.

          (l) Conflicts With Existing Agreements. Subject to Section 10(k), in the event that any term or provision of this Agreement conflicts with or differs from any term or provision of other existing agreement, understanding or plan (the "Existing Agreements") between the Company and Employee or to which Employee is a participant, such term or provision of this Agreement shall govern for all purposes and respects. Except as expressly set forth herein, this Agreement does not constitute a waiver or modification of any provision of any Existing Agreement. Except as expressly modified hereby, the Existing Agreements shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

          (m) Attorneys' Fees and Other Costs. In the event a dispute arises between the parties hereto and suit is instituted, the prevailing party or parties in such litigation shall be entitled to recover reasonable attorneys' fees and other costs and expenses from the non-prevailing party or parties, whether incurred at the trial level or in any appellate proceeding. Unless Employee otherwise elects, expenses incurred by Employee in connection with any dispute described in this Section will be paid by the Company in advance of the final disposition of such dispute within 20 days after presentation by Employee of written documentation therefor reasonably satisfactory to the Company if Employee furnishes the Company a written undertaking to repay any amounts advanced if it is ultimately determined that Employee is not entitled to attorneys' fees and other costs pursuant to this Section (which written undertaking will provide that the Company shall be entitled to collect its attorneys' fees and other out-of-pocket costs incurred in connection with the enforcement of such undertaking).

          (n) Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to (i) the Company at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007-5995 and (ii) Employee at the address set forth on attached Schedule A, provided that all notices to the

Company shall be directed to the attention of the Board of Directors, with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change in address shall be effective only upon receipt.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                          THE COMPANY:
                          -----------

                          MATERIAL SCIENCES CORPORATION,
                          a Delaware corporation



                          By:___________________________________________________
                             Name: Gerald G. Nadig
                             Title: Chairman, President and Chief Executive
                                    Officer


                          EMPLOYEE:
                          --------


                          __________________________________________________
                          Name

                                  SCHEDULE A
                                  ----------

                          Change in Control Agreement
                          ---------------------------


Employee Name:           ________________

Employee Position:       ________________

Employee Address:        ________________

                         ________________

                         ________________

Section 2(b)(v): [_____] anniversary of the Effective Date (duration of Employment Period)

Section 3(d)(ii)(A):     [_____] (applicable multiple)

Section 3(d):            [_____] (maximum outplacement expenses)

Section 6:               [_____] (territory)

Section 9:               [_____] (duration of Non-Compete Period)

                                   SCHEDULE B
                                   ----------

                Addendum to Form of Change in Control Agreement
                -----------------------------------------------

          Agreements with the following individuals are substantially identical to the Form in Change of Control Agreement shown here, except for changes in Schedule A to the Form in Change of Control Agreement as set forth below, and therefore are not filed as separate documents in reliance upon Securities Exchange Act of 1934 Rule 12b-31.

                                              Section       Section
 Employee Name         Employee Position      2(b)(v)     3(d)(ii)(A)    Section 3(d)            Section 6            Section 9
 -------------         -----------------     ---------    -----------    ------------            ---------            ---------
Gerald G. Nadig       Chairman, President    36 months        3.0           $20,000     North America, including,       3 years
                      and Chief Executive                                               without limitation, Canada,
                      Officer                                                           the United States and Mexico

Thomas E. Moore      Executive Vice          36 months        2.5           $20,000     North America, including,      2.5 years
                     President and Chief                                                without limitation, Canada,
                     Operating Officer                                                  the United States and Mexico

Frank J.             Vice President,         36 months        2.5           $20,000     North America, including,      2.5 years
Lazowski, Jr.        Human Resources                                                    without limitation, Canada,
                                                                                        the United States and Mexico

James J.             Vice President, Chief   36 months        2.5           $20,000     North America, including,      2.5 years
Waclawik, Sr.        Financial Officer and                                              without limitation, Canada,
                     Secretary                                                          the United States and Mexico

                                              Section       Section
 Employee Name         Employee Position      2(b)(v)     3(d)(ii)(A)    Section 3(d)            Section 6            Section 9
 -------------         -----------------     ---------    -----------    ------------            ---------            ---------
Frank D.             Senior Vice             36 months        2.0           $20,000     North America, including,       2 years
Graziano             President,                                                         without limitation, Canada,
                     Technology                                                         the United States and Mexico

     Eight other officers have Change in Control Agreements with substantially similar terms, except the applicable multiple ranges from 1.5 to 2.0 and the duration of the non-compete period ranges from 1.5 years to 2 years.

                                              Section       Section
 Employee Name         Employee Position      2(b)(v)     3(d)(ii)(A)    Section 3(d)     Section 6     Section 9
 -------------         -----------------     ---------    -----------    ------------     ---------     ---------
